UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Santa Rosa Gold Mine (Panama) – Silver Global LOI

On August 3, 2011, Golden Phoenix Minerals, Inc. (the “Company”) informed Silver Global, S.A. (“Silver Global”) that it had successfully completed its 72-hour initial fatal flaw due diligence analysis after having received and reviewed all due diligence materials requested, pursuant to that certain partially binding Letter of Intent Agreement dated July 8, 2011 (“LOI”) as announced in the Company’s news release on July 12, 2011 and disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 14, 2011 (the “Prior Report”).  The information contained in the Prior Report is herein incorporated in its entirety.

In connection with the Company’s determination to proceed to the secondary due diligence period, expected to be completed within 45 days following the completion of the initial due diligence period, the Company paid Silver Global a non-refundable cash payment of $500,000, as well as confirmed release from trust the issuance of shares of Company common stock at a deemed aggregate value of $500,000, based on a per share price of $0.18.  Accordingly, one half of the initial good faith deposit of shares of common stock in Silver Global’s name being held in trust, or $500,000 of the shares deposited out of the aggregate deemed amount of $1,000,000 of shares deposited, based on $0.18 per share, shall be returned to the Company for cancellation.

During such 45-day period in which the parties are bound by exclusivity provisions, final due diligence efforts and definitive agreements are anticipated to be completed pursuant to the LOI, which provides the parties with a framework of terms for the Company to earn in to a potential 60% joint venture interest in the property known as the Santa Rosa Mine (“Santa Rosa” or the “Property”).

As part of the Company’s preliminary due diligence analysis, the Company received confirmation and certifications from both Silver Global and the Director of Mineral Resources of Panama of the Ministry of Commerce and Industry, certifying that Silver Global is the sole and exclusive owner of such real and personal property and necessary concessions constituting the property known as the Santa Rosa Mine (“Santa Rosa” or the “Property”), free and clear of any liens, mortgages or third party interests of any kind.  Specifically, the Director of Mineral Resources certified that Silver Global owns such concessions granting surface mining rights for gold and other minerals and exploration mining rights with respect to the Property, all of which are in good standing and in compliance with all legal requirements.

The Director also certified that Mineral Mining PLC, which has claimed some form of ownership of the Property via various statements on its website, has not formalized any concession request related to the Property, nor does this company have any concession contract, authorization, permit or certification whatsoever, which would permit such company to engage in mining in Panama.  Likewise, Silver Global submitted counterpart certifications confirming that it has never entered into any agreement, arrangement or other relationship with Mineral Mining PLC, Erin Ventures or any other individuals or entities regarding the Property.

Although the parties anticipate completing due diligence and entering into definitive agreements in the near future, there can be no assurance that such definitive agreements will be executed, that the Company will earn in to the full interest in the Santa Rosa property that it anticipates or that such joint venture will ultimately succeed.

Waterton Global Value, L.P. – $1 Million Bridge Loan Facility and Term Sheet for $15.5 Million Gold Stream Debt Facility

           On August 3, 2011, the Company entered into a Bridge Loan Agreement with Waterton Global Value, L.P. (“Lender”), whereby the Lender advanced the Company One Million Dollars ($1,000,000) (the “Bridge Loan”) to further the Company’s advancement of acquiring an interest in the Santa Rosa property in Panama as well as for general working capital purposes.  The Bridge Loan bears interest at a rate of 6% per annum and matures 45 days from the closing date of the Bridge Loan, or September 19, 2011, by which time the Bridge Loan is expected to be replaced by a senior secured gold stream debt facility in the amount of $15,500,000, discussed further below.  The Bridge Loan is secured by all assets of the Company, including a pledge of the Company’s membership interest in Mineral Ridge Gold, LLC (“MRG”), the joint venture entity that owns and operates the Mineral Ridge mining property near Silver Peak, Nevada (the “Mineral Ridge Project”), all as evidenced by that certain Security Agreement and Pledge Agreement, each entered into by the parties as of August 3, 2011.  In consideration for making the Bridge Loan available, the Company paid the Lender a 2% structuring fee upon closing.

As a condition precedent to closing the Bridge Loan, the Company simultaneously entered into an Option Agreement dated August 3, 2011, whereby the Company granted the Lender the sole and exclusive option and right to purchase all of the Company’s right, title and interest in and to MRG and the related portion of the underlying assets and property interests (the “Option”).  As of the date of this Report, the Company maintains a thirty percent (30%) interest in MRG, with Scorpio Gold (US) Corporation (“Scorpio”) holding the remaining seventy percent (70%), which interest levels will automatically adjust to 20% in favor of the Company and 80% in favor of Scorpio upon Scorpio meeting certain milestones, including necessary funding and achieving commercial production, all as pursuant to that certain Operating Agreement for MRG dated March 10, 2010 (the “Operating Agreement”).

Pursuant to the terms of the Option Agreement, if the Lender exercises the Option, which Option may be exercised no sooner than nine (9) months from the date of the Bridge Loan and survives for a period of ten (10) years, the Lender will pay the Company an amount calculated based on the measured, indicated and inferred (“MI&I”) ounces of gold at and in the Mineral Ridge Project at the time of the closing of the exercise of the Option.  Such MI&I ounces of gold are to be determined by reference to the then most recent 43-101 compliant report filed by Scorpio Gold Corporation on SEDAR, or, at the Lender’s option, by reference to a new 43-101 report prepared by one of three previously agreed upon industry experts (the “Purchase Price”).

If the Lender timely exercises the Option, the closing of such exercise will take place within fifteen (15) days of providing written notice to the Company of its election to exercise the Option, at which time the Lender will pay the full Purchase Price to the Company and the Lender will become a member of MRG and a party to all relevant governing agreements of MRG.  Notwithstanding the foregoing, if the Company receives an offer to purchase or acquire the Company’s interest in MRG from a third party (an “Offer”), including Scorpio or an affiliate of Scorpio, the Company shall notify the Lender of the Offer, including all details, notices and information related thereto.  The Lender will have forty-five (45) days following receipt of the Offer to notify the Company whether they elect to acquire the Company’s interest in MRG on substantially similar terms and conditions, or in the alternative, whether the Lender elects to exercise the Option on the terms set forth in the Option Agreement, which acquisition shall be promptly consummated thereafter.  If the Lender rejects the Offer and consents to the Company’s transfer pursuant to the Offer, the Company will have sixty (60) days to complete such transfer.

In connection with the grant of the Option to the Lender, the Company, Lender, MRG and Scorpio, as MRG’s manager and majority member, entered into a Consent, Waiver and Subordination Agreement dated August 3, 2011 (the “Consent”), whereby Scorpio acknowledged and consented to the Company’s pledge of its interest in MRG as collateral securing the Bridge Loan, the Company’s entry into the Option Agreement and any subsequent sale by the Company to the Lender pursuant thereto.  Scorpio also waived and agreed to forego any and all pre-emptive rights and limits on transferability set forth in the Operating Agreement with respect to any sale, transfer, assignment or conveyance of all or any portion of the Company’s interest in MRG to the Lender under the Option Agreement; provided that any subsequent sale of such interest in MRG by the Lender to a third party will be subject to the relevant terms and rights provided in the Operating Agreement.

Further, Scorpio acknowledged and agreed that any rights it may have possessed under the Operating Agreement to purchase or otherwise take ownership of the Company’s interest in MRG are specifically waived, provided that such waiver does not apply to any subsequent transfer by the Lender to a third party.

Finally, Scorpio waived its right of first refusal and any and all pre-emptive rights that it may have had under the Operating Agreement with respect to those certain mineral properties referred to as the Coyote Fault property and the extension thereto, which properties the Company has an exclusive option to acquire an 80% interest in, and which would otherwise have constituted part of the area of interest set forth in the Operating Agreement for MRG.

In connection with replacing Scorpio’s right and option to buy the Company’s remaining interest in the Mineral Ridge Project with the Lender’s Option as set forth above, the Company, Scorpio, MRG and the Lender entered into a Termination Agreement, dated August 3, 2011, whereby the Company agreed to terminate the quitclaim royalty deed conveying it a 20% net profits royalty as well as the right of first refusal in place, each serving as security in the event the Lender were to foreclose on Scorpio’s interest in MRG, based on Scorpio’s and the Company’s mutual indebtedness and security interests currently granted to the Lender.

Additionally, the Company, MRG and Scorpio entered into an Amendment to Operating Agreement dated August 3, 2011 (“Amendment”), whereby the parties agreed upon certain amendments to the definition of commercial production set forth in the MRG Operating Agreement and the mechanics of the adjustment in ownership levels.  In particular, the definition of “Commercial Production” was revised to provide that commercial production would be achieved upon the production or processing of minimum of 3,500 ounces per month of gold for a period of at least four consecutive calendar months, whereas previously, commercial production was defined as two consecutive quarters of production at a rate of 70% of the expected life of mine throughput as determined by a feasibility study.  The revised definition provides mutually agreed upon figures that the parties believe fulfill the original intent of the definition, without requiring the time and expense of requiring MRG to complete a bankable feasibility study.

Similarly, the parties agreed in the Amendment that the ownership levels of Scorpio and the Company shall adjust from 70/30 to 80/20 (Scorpio/Golden Phoenix) upon Scorpio successfully funding 100% of the capital expenditures required to bring the Mineral Ridge Project into Commercial Production and subsequently bringing the property into Commercial Production within 30 months from the closing of the joint venture on March 10, 2010, rather than requiring a deposit of an additional 20% of the estimated capital expenditure amount to achieve Commercial Production based on a completed feasibility study.

Pursuant to the terms of the Bridge Loan Agreement, the Lender affirmatively covenanted, as soon as reasonably practicable following the closing of the Bridge Loan, to issue the Company a gold stream debt facility pursuant to the terms outlined in a non-binding Term Sheet entered into between the Company and the Lender.  The Term Sheet contemplates the Lender making available to the Company the aggregate amount of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in a draw down facility that reflects the Company’s anticipated earn-in obligations to acquire the majority of the contemplated 60% joint venture interest in the Santa Rosa project in Panama.  Although the parties expect definitive agreements to be completed within 45 days of the closing of the Bridge Loan, there can be no assurance that such documents will be executed and that the debt facility will be put in place.  In the event that the Lender does not enter into the gold stream debt facility prior to the maturity date of the Bridge Loan, the Lender will pay the Company a break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

Option Agreement – Mhakari Gold (Nevada)

On August 3, 2011, the Company entered into a definitive Option Agreement dated July 25, 2011, with Mhakari Gold (Nevada) Inc. (“Mhakari”), pursuant to which the Company obtained the exclusive option to acquire an 80% interest in that certain property near Silver Peak, Nevada (referred to herein as the “Coyote Extension”) that extends and augments the Coyote Fault property over which the Company similarly has the right to acquire an 80% interest from Mhakari, in the State of Nevada.

To exercise its option, the Company must fulfill certain conditions and make certain payments to Mhakari as follows: (i) upon signing the Option Agreement, $85,000 cash payment, of which amount $50,000 will be utilized immediately by Mhakari to exercise 1,000,000 out of the aggregate total 7,000,000 Company common stock purchase warrants currently held by Mhakari (“Existing Warrants”) at an exercise price of $0.05 per share, with the remaining $35,000 cash payment to be paid within 30 days of the date of the Option Agreement; (ii) upon signing the Option Agreement, issuance of 1,500,000 shares of the Company’s common stock and warrants to purchase a further 1,500,000 shares of Company common stock at a strike price of $0.15 per share exercisable for a period of two years, which warrants contain a forced conversion provision in the event the moving average price of a share of the Company’s common stock reaches or exceeds $0.30 for a period of sixty-five (65) consecutive trading days or more, as quoted by the OTCBB; and (iii) within 48 months of signing the Option Agreement, the Company shall be required to expend no less than an additional $250,000 in exploration and development expenditures on the Coyote Extension (or at the Company’s discretion, on the Coyote Fault or Vanderbilt properties, such properties under similar option arrangements as disclosed in more detail in the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2010, referred to herein as the “Prior Mhakari 8-K”), which may be incurred at any time with no minimum obligation in any particular year of such 48 month term (collectively, items (i) – (iii) above referred to as the “Option Purchase Price”).

Upon satisfaction of the Option Purchase Price, the parties shall enter into a joint venture agreement with respect to the Property in which the Company will receive a 80% interest with Mhakari retaining a 20% participating interest and both parties subject to dilution for failure to contribute its respective share of required capital to the joint venture.  Upon signing the Option Agreement, the Company is the designated operator of the Coyote Extension so that it may complete the exploration and development work required to satisfy the option exercise obligations.  The Company will remain operator under the terms of any such joint venture agreement following completion of the Option Purchase Price.

In the event the Company fails to satisfy all of the components of the Option Purchase Price within the specified timeframes, the Option Agreement shall be deemed to have been terminated with all payments and securities issuances forfeited to Mhakari and no interest in the Coyote Extension transferring to the Company.

Further, Mhakari affirmatively covenanted to use its best commercially reasonable efforts to effect the transfer and sale of four million (4,000,000) shares of Company common stock held in Mhakari’s name, to a previously agreed upon third party investor or such third party investor’s designee, at a sale price of no less than $0.145 per share, as soon as reasonably practicable after the date of the Option Agreement (the “Share Sale”), with no obligation to effectuate the Share Sale if not consummated within 30 days despite use of such best efforts.  Mhakari further agreed: (i) immediately after the closing of the Share Sale, but in any event within two (2) months of the date of the Option Agreement, without regard to the Share Sale, to utilize a minimum of two hundred fifty thousand dollars ($250,000), whether from the proceeds of the Share Sale or another source, to exercise five million (5,000,000) of the Existing Warrants at an exercise price of $0.05 per Existing Warrant share; and (ii) upon the date that the next payment of fifty thousand dollars ($50,000) is due to be paid by the Company to Mhakari under the Vanderbilt Purchase Agreement, Mhakari will utilize such $50,000 to exercise a further one million (1,000,000) of the Existing Warrants at an exercise price of $0.05 per Existing Warrant share, and expressly acknowledged that such payment will go toward the purchase price as provided for in the Vanderbilt Purchase Agreement (as defined and further described in the Prior Mhakari 8-K).

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The securities being issued to Silver Global under the LOI, as well as to Mhakari under the definitive Option Agreement, are being issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act.

SECTION 7 –  REGULATION FD

Item 7.01. Regulation FD Disclosure

On August 4, 2011, the Company issued a press release announcing the closing of the Bridge Loan and the entry into the Term Sheet with Waterton, which transactions are discussed further in Item 1.01 above.

On August 8, 2011, the Company issued a press release announcing the Company’s determination to proceed with Silver Global in furtherance of finalizing a proposed joint venture for the Santa Rosa property, which transaction is discussed in greater detail above under Item 1.01.

A copy of the above-referenced press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated August 4, 2011.

99.2           Press Release dated August 8, 2011

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: August 9, 2011	By:	/s/ Thomas Klein
Thomas Klein, Chief Executive Officer